Exhibit 99.1

February 27, 2013

Contact:	Stephen P. Theobald
Executive Vice President and Chief Financial Officer
(757) 217-1000

John Schroeder Joins Shore Bank as Senior Vice President - Commercial Banking

Over 35 Years of Experience in Commercial Banking

Virginia Beach, Virginia, February 27, 2013:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank, today announced that John R. Schroeder has joined Shore Bank’s commercial banking team in Rehoboth Beach, Delaware as Senior Vice President – Commercial Banking, reporting to James D. Barr, Delaware Market President for Shore Bank. Schroeder brings over 35 years of experience in commercial banking in southern Delaware and surrounding areas.

Douglas J. Glenn, President and Chief Executive Officer of the Company and Chief Executive Officer of BHR, said, “We are very pleased to welcome John to our team. He brings a proven track record, deep knowledge of the markets in the Delaware region, and decades of experience across all aspects of commercial real estate finance, including origination, underwriting, structuring, and servicing.”

Prior to joining Shore Bank, Schroeder served as Senior Vice President with Applied Bank in Rehoboth Beach, Delaware. From 1994 to 2009, he served as a Vice-President and commercial relationship manager with PNC and its predecessors Baltimore Trust and Mercantile Peninsula Bank.  From 1984 to 1994, Schroeder worked for Second National Federal Savings Bank in the Delaware markets.  Prior to that, he began his banking career as a Branch Manager for Sussex Trust Company.

Schroeder earned a BA in Political Science from the University of Delaware.  He is also a graduate of the University of Virginia’s Graduate School of Retail Bank Management.  From 1988 to 2002 Schroeder was an elected member of the Delaware House of Representatives, serving on the Education, Environmental, Agricultural and Bond Committees during his seven terms.   Mr. Schroeder also served on the Family Law Commission of Delaware and currently serves on the Greater Lewes Foundation, the Sussex County Land Trust, the Delaware Open Space Council and the Rehoboth Art League.

 Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including prospective statements about the performance of the Company’s personnel.  Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Virginia Beach, Virginia. The Company's primary subsidiaries are The Bank of

Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the "Banks").  The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, The Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as The Bank of Hampton Roads and Gateway Bank & Trust Co.  Shore Bank serves the Eastern Shore of Maryland and Virginia through seven banking offices, ATMs and a loan production office in West Ocean City, Maryland. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company's common stock are traded on the NASDAQ Global Select Market under the symbol "HMPR." Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

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